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                                                                    Exhibit 23.1

               Consent of Independent Certified Public Accountants

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 (No. 333-XXXXX) and related Prospectus of Aphton Corporation to be filed on or about December 24, 2003, and to the incorporation by reference therein of our report dated March 26, 2003, with respect to the financial statements of Aphton Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

Fort Lauderdale, Florida
December 22, 2003